EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") by Innova Solutions, Inc. (the "Company"), a wholly-owned subsidiary of Cotelligent Group, Inc. ("Cotelligent"), and Susan E. Trice ("Employee") is hereby entered into and effective as of the 28 day of June, 1996, ("Effective Date"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, among the Company, Cotelligent and Employee.

                                 R E C I T A L S

         WHEREAS, as of the date of this Agreement, the Company is engaged primarily in the business of providing computer consulting and contract programming services; and

         WHEREAS, as of the date of this Agreement, Employee is the owner of all the issued and outstanding capital stock of Innova Solutions, Inc., a Texas corporation ("Innova"), and for several years has been the president, secretary, treasurer and sole director of Innova; and

         WHEREAS, as of the date of this Agreement, the Company, is acquiring all the capital stock of Innova pursuant to the statutory merger of a wholly-owned subsidiary of the Company with and into Innova and as a result, Innova will be operated as a subsidiary of the Company; and

         WHEREAS, the assets, business and goodwill of Innova have in large part been developed over a period of years and sustained by the efforts, knowledge and skill of Employee; and

         WHEREAS, in order to facilitate, and as a condition to, the closing of the merger agreement between the Company, Innova and Employee, Employee must enter into this Agreement with the Company, including the non-complete provisions contained herein; and

         WHEREAS, Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of her employment with the Company, has and will continue to become familiar with and aware of information as to the Company's and Cotelligent's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company and Cotelligent, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company and Cotelligent; this information is a trade secret and constitutes the valuable goodwill of the Company and Cotelligent; and

         WHEREAS, the Company desires to assure itself that the experience and skill of Employee will remain available to the Company or its successors;

         Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


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

                               A G R E E M E N T S

1.       Employment and Duties.

          a. The Company hereby employs Employee as President. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a President and will report directly to the Board of Directors of the Company (the "Board"). Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote her time, attention and efforts to promote and further the business of the Company.

          b. Employee shall faithfully adhere to, execute and fulfill all lawful policies established by the Company.

          c. Employee shall not, during the term of her employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require her services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

2. Compensation. For all services rendered by Employee, the Company shall compensate Employee as follows:

          a. Base Salary. Effective on the Effective Date, the base salary payable to Employee shall be $150,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its reasonable discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

          b. Incentive Bonus Plan. For fiscal year 1996 and subsequent fiscal years, Employee shall be eligible to participate in the Cotelligent Compensation Plan, which sets forth the criteria under which Employee and other officers and key employees will be eligible to receive bonus awards.

          c. Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

          (1) Participation for Employee in coverage for Employee and her dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company or Cotelligent may have in effect from time to time.

          (2) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

          (3) _______ (___) weeks paid vacation for each year during the period of employment ending on the anniversary of the date on which the period of employment commenced (pro rated for any year in which Employee is employed for less than the full year).

          (4) The Company shall reimburse Employee $500 per month for expenses incurred in connection with the leasing or acquisition of an automobile.

          (5) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide or Cotelligent-wide employee benefits as available from time to time.

3. Non-Competition Agreement. Employee agrees that, if Employee voluntarily resigns her employment hereunder or is terminated by the Company for good cause or for a disability, as set forth in Section 5(c) and 5(b) respectively, during the term of her employment and for a period expiring two years following the termination of her employment under this Agreement, she shall be bound by and shall comply with the covenants and restrictions set forth in Section 12 of the Agreement and Plan of Reorganization and Merger ("Merger Agreement") among the Company, Cotelligent and Employee dated June 28, 1996, which is hereby incorporated by reference as if it were copied herein in its entirety. If the Employee is terminated by the Company without cause prior to the expiration of this Agreement then Employee shall be bound by the covenants and restrictions set forth in Section 12 of the Merger Agreement during the term of her employment and for a period of one (1) year following the termination of her employment under this Agreement. Nothing contained or set forth in this Section 3 is intended to limit or modify the Employee's obligations and duties under the Merger Agreement.

4.       Place of Performance.

                  a. Employee understands that she may be requested by the Board or Cotelligent to relocate from her present residence to another geographic location in order to more efficiently carry out her duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In such event, if Employee agrees to relocate, the Company will pay all reasonable relocation costs to move Employee, her immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, attorney and escrow fees, appraisal costs, inspection costs, mileage expense for two (2) cars at prevailing Internal Revenue Service rates, down payment for a similar new house which is in excess of such costs for house sold, moving, packing, and unpacking assistance at both ends, all real estate fees, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs (including mortgage payments, insurance, utilities, taxes and yard maintenance until the house is sold); all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use her best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and her family. Nothing set forth in this Section 4 shall limit or restrict in any way the Company's right to offer the Employee employment requiring relocation or otherwise on terms substantially different from those set forth herein, and in the event Employee rejects such other Company offer, the Company may terminate Employee without cause as described on Section 5(d). In the event that Employee has been relocated and is terminated without cause or that the Employee's services are not retained at the end of the Term of this Agreement, the Company will pay all reasonable relocation costs to move Employee, her immediate family and their personal property and effects to the city of her choice within the continental United States consistent with the terms set forth above.

          b. Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 5(c).

5. Term; Termination; Rights on Termination.

               The term of this Agreement shall begin on the date hereof and continue for three (3) years (the "Term"), unless terminated sooner as herein provided. This Agreement and Employee's employment may be terminated in any one of the followings ways:


               a.   Death.  The death of Employee  shall  immediately  terminate
                    this  Agreement  with  no  severance   compensation  due  to
                    Employee's estate.

               b. Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from her full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four
                    (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume her full-time duties at the conclusion of such notice period. Also, Employee may terminate her employment hereunder if her health should become impaired to an extent that makes the continued performance of her duties hereunder hazardous to her physical  or  mental  health  or  her  life,  provided  that
                    Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within  thirty  (30)  days  of  the  date  of  such  written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated pursuant to this paragraph 5(b), Employee shall receive from the Company, the base salary at the rate then in effect [and Employee's Incentive Bonus Plan, executive prerequisites, benefits and other compensation equivalent to such compensation received by Employee during the preceding twelve (12) months] for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

               c. Good Cause. The Company may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company or Cotelligent which materially and adversely affects the operations or reputation of the Company or Cotelligent; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

               d. Without Cause. Should Employee be terminated by the Company without cause, Employee shall continue to receive from the Company the base salary at the rate then in effect [and Employee's Incentive Bonus Plan, executive prerequisites, benefits and other compensation equivalent to such compensation received by Employee during the preceding twelve (12) months] for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

               If Employee resigns or otherwise terminates her employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

6. Return of Company Property. All records, designs, patents, business plans, financial statements, financial records, manuals, memoranda, software, lists and other property delivered to or compiled by Employee by or on behalf of the Company, Cotelligent or their representatives, vendors or customers which pertain to the business of the Company or Cotelligent shall be and remain the property of the Company or Cotelligent, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company or Cotelligent which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

7. Inventions. Employee shall disclose promptly to Cotelligent and the Company any and all significant conceptions and ideas for software, inventions, improvements and valuable discoveries, whether patentable or copyrightable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company or Cotelligent and which Employee conceives as a result of her employment by the Company. Employee hereby assigns and agrees to assign all her interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

8. Trade Secrets. Employee agrees that she will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's or Cotelligent's relationships or agreements with their respective significant vendors or customers or any other trade secret of the Company or Cotelligent, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever other than as required by law or to attorneys or accountants or other agents of the Company.

9. Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or Cotelligent against Employee), by reason of the fact that she is or was performing services under this Agreement, then the Company and Cotelligent shall jointly and severally indemnify and hold harmless the Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company or Cotelligent agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by Cotelligent shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company or Cotelligent shall pay all attorneys' fees and costs of such separate counsel. Further, while Employee is expected at all times to use her best efforts to faithfully discharge her duties under this Agreement, Employee cannot be held liable to the Company or Cotelligent for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

10.      No Prior Agreements.

               Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and her employment by the Company and the performance of her duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

11.      Assignment; Binding Effect.

               Employee understands that she has been selected for employment by the Company on the basis of her personal qualifications, experience and skills. Employee agrees, therefore, she cannot assign all or any portion of her performance under this
               Agreement. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

13. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To the Company:

         Innova Solutions, Inc.
         c/o Cotelligent Group, Inc.
         101 California Street, Suite 2050
         San Francisco, California  94111
         Attention:  Corporate Secretary

                  with a copy to:

         Mayor, Day, Caldwell & Keeton
         700 Louisiana, Suite 1900
         Houston, Texas  77002
         Attn:  Roy E. Bertolatus
                  To Employee:

         Susan E. Trice
         3030 LBJ Freeway, Suite 1610
         Dallas, Texas  75234

                  with a copy to:

         Hughes & Luce, L.L.P.
         1717 Main Street, Suite 2800
         Dallas, Texas  75201
         Attn:  John Holden, Jr.

         Notice shall be deemed given and effective one day after the deposit with a reputable overnight courier service or three (3) business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

14.      Severability; Headings.

               If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.


15. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, (including travel costs) and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Company.



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

16. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Texas.

17. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             INNOVA SOLUTIONS, INC.


                                       By:
                             Name: Daniel E. Jackson
                         Title: President and Secretary



                                    EMPLOYEE:



                                 Susan E. Trice



                                 LIMITED JOINDER

         The undersigned corporation hereby joins in the foregoing Agreement for the sole purpose of guaranteeing the Company's obligation to make any payment to Employee pursuant to the terms of this Agreement, subject to conditions, defenses and rights of offset available to the Company; and except as explicitly stated herein the undersigned shall have no other liability or obligation with respect to the Agreement or the transactions contemplated thereby


                                    COTELLIGENT GROUP, INC.


                                    By:
                                    Name:  Daniel E. Jackson
                                    Title:  Senior Vice President and General
                                              Counsel





0309846.05
069825/ 924


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